Exhibit 10.22
2005 EQUITY INCENTIVE PLAN
OF
INSTEEL INDUSTRIES, INC.
As amended by the Board of Directors on September 18, 2007,
and as further amended by the Board of Directors on August 12, 2008

2005 EQUITY INCENTIVE PLAN OF
INSTEEL INDUSTRIES, INC.
1. Purpose.
     The purpose of the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “Plan”) is to encourage and enable selected key employees and non-employee directors of Insteel Industries, Inc. (the “Corporation”) to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the return on capital generated by the Corporation and the creation of value for its shareholders. This purpose will be carried out through the granting of stock options, restricted stock, restricted stock units and performance awards on the terms set forth herein.
2. Certain Definitions.
     For purposes of the Plan, the following terms shall have the meanings indicated:
     (a) “Award” means an Option, Restricted Stock, Restricted Stock Unit or Performance Award granted under this Plan.
     (b) “Award Agreement” means a written or electronic agreement executed on behalf of the Corporation by the Chief Executive Officer (or another officer designated by the Administrator) and delivered to the Participant and containing terms and provisions of Awards, consistent with the Plan, as the Administrator may approve. Such agreement may, but is not required to be, executed by the Participant.
     (c) “Cause” means (W) termination of Participant’s employment for “cause” in accordance with the Corporation’s or a Related Corporation’s written policies or pursuant to the definition of “cause” as indicated in any agreement Participant may have with the Corporation or any Related Corporation; (X) dishonesty or conviction of a crime which brings the Participant into disrepute or is likely to have a material detrimental impact on the business operations of the Corporation or any Related Corporation; (Y) failure to perform his or her duties to the satisfaction of the Corporation after written notice; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation or Related Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.
     (d) A “Change of Control” shall be deemed to have occurred on the earliest of the following dates:
     (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Stock of the Corporation.
     (ii) The date (A) the Corporation consummates a merger or consolidation with or into another corporation, or any other transaction pursuant to which any shares of

Common Stock of the Corporation are converted into cash, securities or other property of another corporation or entity, other than a merger, consolidation or other transaction in which holders of Common Stock immediately prior to the merger, consolidation or other transaction have substantially the same proportionate ownership of common stock or ownership interests of the surviving corporation or entity immediately after the merger, consolidation or other transaction, or (B) there is a sale or other disposition of all or substantially all the assets of the Corporation other than to a corporation or other entity in which holders of Common Stock of the Corporation immediately prior to the sale or other disposition have substantially the same proportionate ownership of stock or ownership interests of the surviving corporation or other entity immediately after the sale or other disposition or (C) there is a complete liquidation or dissolution of the Corporation; or
     (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office that were in office at the beginning of the 12-month period.
(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
     (e) “Code” means the Internal Revenue Code of 1986, as amended or recodified from time to time, and any successor thereto.
     (f) “Committee” means the Executive Compensation Committee of the Board of Directors or any other standing or special committee that may be established and appointed by the Board of Directors for the purpose of administering this Plan and performing such other duties as are contemplated to be performed by the Committee as herein provided. The Committee shall be composed of not less than three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Act), “outside directors” (within the meaning of Section 162(m) of the Code) and “independent” directors (within the meaning of the applicable stock exchange listing standards on which shares of the Common Stock are traded).
     (g) “Common Stock” means the Common Stock, no par value, of the Corporation.
     (h) “Covered Employee” means any individual who, on the last day of the taxable year, is the principal chief executive officer of the Corporation or is acting in such capacity, or is among the three highest paid compensated officers (other than the principal chief executive officer or the principal financial officer) or such other individuals as may be treated as “covered employees” pursuant to Section 162(m) of the Code.
     (i) “Date of Grant” shall mean the date that the Administrator acts to grant an Award, or on any later date specified by the Administrator as the effective date of the Award.

     (j) “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months, within the meaning of Section 22(e)(3) of the Code. The Administrator shall determine whether a Participant is disabled within the meaning of the Plan.
     (k) “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
     (l) “Fair Market Value” with respect to a share of the Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, LLC (“NASDAQ Stock Market”), the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market (as applicable) on the date the Award is granted or otherwise being valued, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Award is granted or otherwise being valued for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, the fair market value shall be the average between the highest bid and lowest asked prices for such stock on the date the Award is granted or otherwise being valued as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.
     (m) “Incentive Stock Option” means an option to purchase Common Stock which qualifies as an incentive stock option under Section 422 of the Code and which is designated by the Administrator to be an Incentive Stock Option.
     (n) “Nonqualified Stock Option” means an option to purchase Common Stock which is designated as such or which does not qualify as an Incentive Stock Option.
     (o) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option granted under Section 8 of the Plan.
     (p) “Option Price” means the purchase price per share of Common Stock payable on exercise of an Option.
     (q) “Parent” or “parent corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (r) “Participant” means an eligible person under Section 7 of the Plan who is selected by the Administrator to receive an Award under this Plan.
     (s) “Performance Award” means a contractual right awarded pursuant to Section 10 of this Plan to receive a share of Common Stock (or its value in cash) or a cash-denominated award which are forfeitable by the Participant until the achievement of pre-established performance objectives over a performance period.
     (t) “Plan” means this 2005 Equity Incentive Plan of Insteel Industries, Inc., as contained herein and any amendments hereto or restatements hereof.
     (u) “Related Corporation” means any parent or subsidiary of the Corporation.
     (v) “Restricted Stock” means an award of shares of Common Stock made pursuant to Section 9 of this Plan that is nontransferable and forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Administrator.
     (w) “Restricted Stock Unit” means a contractual right awarded pursuant to Section 9 of this Plan to receive a share of Common Stock (or its value in cash) that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Administrator.
     (x) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act (or any successor rule to the same effect) as in effect from time to time.
     (y) “Securities Act” means the Securities Act of 1933, as in effect from time to time.
     (z) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
3. Administration of the Plan.
     (a) The Plan shall be administered by the Committee. To the extent permitted by law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants, other than to any non-employee director or any officer under Section 16 of the Act or a Covered Employee if the Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, provided that when so delegating, the Committee shall fix the aggregate maximum amount of such Awards and the maximum Award for any one Participant that may be awarded by such delegate(s). For the purposes herein, the term “Administrator” shall refer to the Committee and its delegates.
     (b) Any action of the Administrator may be taken by a written instrument signed by all of the members of the Administrator and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Awards, the nature of each Option as an Incentive Stock Option or a Nonqualified Stock Option, the times when Awards shall be granted, the number of shares to be subject to each Award, the Option Price (determined in accordance with Section 8), the Option Period (determined in accordance with Section 8), the time or times when each Award shall vest and be exercisable or payable, and all related terms conditions, restrictions and limitations; (ii) to prescribe the form or forms of any Award Agreements; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the Award Agreements, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator also shall have authority, in its discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or payable shall become exercisable, vested or payable in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator shall be final and conclusive. The members of the Administrator shall not be liable for any act done in good faith with respect to this Plan or any Award Agreement. All expenses of administering this Plan shall be borne by the Corporation.
     (c) The Corporation shall indemnify and hold harmless each person who is or shall have been a member of the Administrator, acting as such, or any delegate of such, against and from any cost, liability, loss or expense, that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or other proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan or against and from any and all amounts paid by such person in settlement thereof, with the Corporation’s approval, or paid by such person in satisfaction of any judgment in such action, suit or proceeding against such person, provided he or she shall give the Corporation the opportunity, at its own expense, to handle and defend the same before such person undertakes to handle or defend it on his or her own behalf. Notwithstanding the foregoing, the Corporation shall not indemnify or hold harmless any such person if (i) applicable law or the Corporation’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such persons did not act in good faith or in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Corporation may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.
4. Effective Date; Term of the Plan.
     The effective date of the Plan shall be February 15, 2005. Awards may be granted under the Plan on or after the effective date, but not after the tenth anniversary of the effective date.

However, this Plan, and any Awards granted hereunder, shall not be effective unless the Plan is approved by the Corporation’s shareholders within one year after the adoption of the Plan.
5. Shares of Common Stock Subject to the Plan.
     The number of shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 885,000 shares of authorized but unissued Common Stock. The Corporation hereby reserves sufficient authorized shares to provide for the exercise or settlement of such Awards. The following rules shall apply for purposes of the determination of the number of shares available for grant under the Plan:
     (a) Any shares of Common Stock which are subject to Awards under this Plan that are terminated unexercised, forfeited or surrendered or that expire for any reason (including, but not limited to, shares of Common Stock tendered to exercise outstanding Options or shares tendered or withheld for taxes under any Award under this Plan) shall again be available for issuance under the Plan, provided that such shares may only be used in respect of Awards of the same or a substantially similar type (i.e., shares related to forfeited Options may be used to grant new Options, forfeited Restricted Stock may be used to grant new Restricted Stock, Restricted Stock Units or Performance Shares).
     (b) Awards that can only be settled in cash shall not result in a charge against the aggregate number of shares available for issuance. For purposes of determining the maximum number of shares available for issuance under the Plan, Awards that may be settled in shares of Common Stock shall initially cause the available reserve to be reduced by the maximum number of shares of Common Stock that may be issued in connection with the Award. Notwithstanding the foregoing, any shares not actually issued at exercise or settlement shall again be available for issuance under the Plan.
     (c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Related Corporation, or if the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a Related Corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan and the per individual limitations shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards (including the Option Price of outstanding Options) or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Award benefits. Notwithstanding the foregoing, the issuance by the Corporation of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of stock or other obligations of the Corporation convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock reserved for issuance under the Plan, the per individual limits or the terms of outstanding Awards.

6. Individual Limits.
     Subject to adjustment as provided in Section 5(c) of this Plan, in any calendar year, no individual Participant shall be granted under this Plan (i) Stock Options for more than 100,000 shares of Common Stock, (ii) Restricted Stock, Restricted Stock Units or Performance Awards denominated in shares of Common Stock for more than 50,000 shares of Common Stock in the aggregate, or (iii) Performance Awards denominated in cash valued at maximum at more than $750,000.
7. Eligibility.
     An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:
     (a) The individual is a key employee or non-employee director of the Corporation or a key employee of a Related Corporation (including an entity that becomes a Related Corporation after the adoption of this Plan). For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied. Also for this purpose, a “key employee” shall mean an employee of the Corporation or a Related Corporation whom the Administrator determines qualifies as a key employee based on the nature and extent of such employee’s duties, responsibilities, personal capabilities, performance, potential or any combination of such factors.
     (b) With respect to the grant of an Incentive Stock Option, the individual must be an employee who does not own, immediately before the time that the Incentive Stock Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Related Corporation; provided, that an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Related Corporation may be granted an Incentive Stock Option if the price at which such Option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Code.
8. Options Grants to Employees.
     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. To the extent that an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. Each grant shall specify the number of shares of Common Stock to which the Option pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan. In addition, the following provisions shall apply with respect to Options:
     (a) The Option Price shall be no less than the Fair Market Value per share of the Common Stock on the date the Option is granted, as established by the Administrator and set forth in the terms of the Award Agreement.
     (b) The period during which an Option may be exercised (the “Option Period”) shall be determined by the Administrator when the Option is granted and shall extend from the date on which the Option is granted to a date not more than ten years from the date on which the Option is granted. Subject to the restriction contained in the preceding sentence and as otherwise provided in this Plan, an Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Administrator and set forth in the Award Agreement evidencing such Option, subject to the discretion of the Administrator to accelerate the time or times when Options may be exercised. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate. Any grant may provide that the Option will become exercisable in the event of termination of employment or a Change in Control of the Corporation or any other similar transaction or event.
     (c) An Option may be exercised by giving written notice to the Administrator or its designee at such time and place as the Administrator shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Participant for at least six months at the time of exercise and acceptable to the Administrator; or (iii) any combination thereof; provided, that the Administrator may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, also permit all or a portion of the purchase price to be paid by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price. Shares tendered in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise.
     (d) No Option shall be exercised unless the Participant, at the time of exercise, shall have been an employee or non-employee director continuously since the date the Option was granted unless provided for otherwise in other agreements between the Participant and the Corporation, subject to the following:
     (i) An Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment, provided that the Participant continues to be an employee of the Corporation or a Related Corporation.
     (ii) The employment relationship of a Participant may, in the discretion of the Administrator, be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, and in any event shall be treated as continuing during such period as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant may, in the discretion of the Administrator, also be treated as continuing intact while the Participant is not in active service because of Disability; provided, that shares acquired by the Participant pursuant to exercise of an Incentive Stock Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Participant’s employment is considered to be terminated because of such Disability under Section 422. The Administrator shall determine the date of a Participant’s termination of employment for any reason (the “termination date”).
     (iii) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated because of death or Disability, the Option may be exercised following such termination only to the extent determined by the Administrator in its discretion and set forth in the Award Agreement; provided that such discretion may include a decision to accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. In that event, the Option must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Participant’s death or Disability, or (B) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. In the event of the Participant’s Disability , such Option may be exercised by the Participant’s guardian or legal representative.
     (iv) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated for any reason other than death, Disability or Cause, his or her Option may be exercised only to the extent determined by the Administrator in its discretion and set forth in the Award Agreement; provided, that such discretion may include a decision to accelerate the date of exercising all or any part of the Option which was not otherwise exercisable on the Participant’s termination date. In that event, the Option must be exercised, if at all, prior to the earlier of: (A) 90 days following the Participant’s termination date for any reason other than death, Disability or Cause, or (B) the close of the Option Period.
     (v) Unless an individual agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Option shall terminate and no longer be exercisable as of the Participant’s termination date (whether or not the Option previously became exercisable).
     (e) In no event shall there first become exercisable by the Participant in any one calendar year Incentive Stock Options granted by the Corporation or any Related Corporation with respect to shares of Common Stock having an aggregate fair market value (determined at the time the Incentive Stock Option is granted) greater than $100,000. If the limitation is exceeded, Options that cause the limitation to be exceeded shall be exercisable nonetheless as Nonqualified Stock Options.
     (f) A Participant or his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a shareholder unless and until certificates for such shares are issued (electronic or otherwise) to him/her or them under the Plan. A certificate or certificates (electronic or otherwise) for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant (or his or her beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of proper notice of exercise and payment of the Option Price and any other applicable tax withholdings.
     (g) A Participant shall notify the Corporation of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of the Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation shall not be liable to any Participant if an Option intended to be an Incentive Stock Option does not qualify as such.
9. Restricted Stock and Restricted Stock Unit Grants to Employees.
     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Stock and Restricted Stock Units to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine and set forth in an Award Agreement.
     (a) Each grant shall specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan.
     (b) Each grant shall specify the required period or periods (if any) of continuous service by the Participant with the Company and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Stock or Restricted Stock Units (or installments thereof) shall lapse. Any grant may provide for vesting in the event of a termination of employment or a Change in Control of the Corporation or any other similar transaction or event. To the extent the Participant’s rights in Restricted Stock or Restricted Stock Units are forfeitable and nontransferable for a period of time, the Administrator on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed 10 years.
     (c) Restricted Stock shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Administrator shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Corporation and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Administrator, Participants may be required to pay a minimum purchase price. Restricted Stock is nontransferable and subject to forfeiture until the restrictions lapse.
     (d) Restricted Stock Units represent a contractual right to receive the economic equivalent of an award of Restricted Stock. At the discretion of the Administrator as set forth in the Award Agreement, Restricted Stock Units may be settled in shares of Common Stock, the cash value of shares of Common Stock, or a combination. No shares of Common Stock will be issued at the time an award of Restricted Stock Units is made.
     (e) Unless otherwise determined by the Administrator and except as provided in (f) below, Participants holding Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares prior to the lapse of restrictions, except that the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to Restricted Stock until such shares vest. The transfer limitations set forth in the preceding sentence shall not apply after the Restricted Stock becomes transferable and no longer forfeitable. However, Participants holding Restricted Stock Units (as opposed to Restricted Stock) shall not have any rights as a shareholder prior to the actual issuance of shares of Common Stock.
     (f) Unless otherwise determined by the Administrator, Participants holding Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends (or dividend equivalents) and other distributions paid with respect to the shares underlying the Awards. Such dividends (or dividend equivalents) may be paid in any of the following manners, as the Administrator may determine from time to time:
     (i) in cash;
     (ii) in shares of common stock bearing no restrictions; or
     (iii) as credits to an account established for each Participant and invested in additional Restricted Stock or Restricted Stock Units on the distribution date of the applicable dividends; provided that the restrictions on any additional shares or units shall become vested and non-forfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock or Restricted Stock Units with respect to which such dividends (or dividend equivalents) were payable.
     (g) To the extent the Restricted Stock or Restricted Stock Units are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.
     (h) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Restricted Stock and Restricted Stock Units shall terminate and can no longer become vested or payable as of the Participant’s termination date.
10. Performance Awards to Employees.
     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Performance Awards to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be denominated in cash (e.g. units valued at $100) or shares of Common Stock. Performance Awards may be settled in cash or shares of Common Stock, at the discretion of the Administrator, as set forth in the Award Agreement.

     (a) Each grant shall specify the number of shares of Common Stock or units to which it pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan. No shares of Common Stock will be issued at the time an award of Performance Shares is made.
     (b) Each grant shall specify the performance conditions and required period or periods (if any) of continuous service by the Participant with the Corporation to earn the Performance Awards. The Administrator may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance. Any grant may provide for the settlement of Performance Awards in the event of a termination of employment or a Change in Control of the Corporation or any other similar transaction or event. The Administrator, on the date of grant, shall determine the maximum period over which Performance Awards may be earned, except that such period shall not exceed 10 years.
     (c) Unless otherwise determined by the Administrator, Participants holding Performance Awards shall not have any rights as a shareholder prior to the actual issuance of shares of Common Stock, if applicable.
     (d) To the extent the Performance Awards are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.
     (e) Unless an Individual Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Performance Awards shall terminate and no longer be payable or settled as of the Participant’s Termination Date.
11. Qualified Performance-Based Awards.
     The Administrator may designate whether any Award granted to a Covered Employee is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.
     (a) Any Award designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity or capital, income, level of expenses, growth in revenue, or other performance measures deemed by the Administrator to be appropriate.. Performance goals may be established on a Corporation-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Administrator may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine; including, without limitation, any adjustments that would result in the Corporation paying non-deductible compensation to a Participant.
     (b) Any Award that is intended to qualify as “performance-based compensation” shall also be subject to the following:
     (i) No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period.
     (ii) Following the completion of each performance period, the Administrator shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.
     (iii) In determining the number of units or shares earned by a Participant for a given performance period, subject to any applicable Award Agreement, the Administrator shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.
12. Awards to Non-Employee Directors.
     (a) Annual Grant. Following the close of business of the Corporation on the date of the annual meeting of shareholders of the Corporation held each year during the term of the Plan, commencing with the 2005 annual meeting, each non-employee director who is eligible to receive an Award under the Plan shall be granted such number of Options, shares of Restricted Stock, Restricted Stock Units, or other forms of long-term compensation available under the Plan, as the full Board of Directors, in its sole discretion, shall determine;
     (b) Additional Grants Upon Other Election or Appointment to the Board. In addition to the grant of Options or other Awards pursuant to Section 12(a) herein, the Committee shall have discretion to grant Awards to any non-employee Director who is appointed or elected to the Board of Directors at any time other than at the annual meeting of shareholders of the Corporation.
     (c) Awards granted to non-employee directors may or may not have similar terms as Awards to employees.

13. Nontransferability of Awards.
     Awards shall not be transferable other than by will or the laws of intestate succession. An Option shall be exercisable during the Participant’s lifetime only by him/her or by his/her guardian or legal representative on his/her behalf.
14. Restrictions on Awards.
     (a) The Administrator may impose such restrictions on any shares issued pursuant to the exercise of Options or the settlement of any Award granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of the applicable stock exchange and under any Blue Sky or securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, or take any other action, unless such issuance, delivery, transfer or other action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act or withholding tax requirements). The Administrator may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option, the vesting of Restricted Stock or the settlement of an Award granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
     (b) The Administrator may postpone any grant, exercise, vesting or payment of any Award for such time as the Administrator in its sole discretion may deem necessary (i) to effect, amend or maintain any necessary registration of the Plan or shares of Common Stock issuable pursuant to Awards under the securities law; (ii) to permit any action to be taken in order to (A) list such shares of Common Stock or other shares of stock of the Corporation on a stock exchange if shares of Common Stock or other shares of stock of the Corporation are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Corporation, including any rules and regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Corporation are listed; (iii) to determine that such shares of Common Stock are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities law; (v) during any such time the Corporation or any Related Corporation is prohibited from doing any such acts under applicable law, including without limitation, during the course of any investigation or under any contract, loan agreement or covenant or other agreement to which the Corporation or Related Corporation is a party; (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Corporation shall not be obligated by virtue of any Award Agreement or any other provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any other payments under such circumstances. Any such postponement shall not extend the term of the Award and neither the Corporation nor the Administrator shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments to which the Award shall lapse because of such postponement.

15. No Right to Employment.
     Nothing in the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a Related Corporation, or to interfere in any way with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time for any reason whatsoever.
16. Amendment and Termination.
     The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation, including, by way of illustration and not limitation, any amendment that would increase the number of shares of Common Stock that may be issued under the Plan or modify the requirements for eligibility for participation or change the performance objectives with respect to Awards to Covered Employees if such Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, in no event shall the Company reprice any outstanding Option (or cancel and regrant a new Option with a lower Option Price) without shareholder approval.
17. Withholding.
     The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit or require a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award (but only up to the statutory minimum), by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.
18. Applicable Law.
     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.
19. Change of Control.
     (a) Unless the Committee determines otherwise at the time of grant and sets forth in the Award Agreement, in the event the Awards are assumed by an acquirer in accordance with (c) below and a Participant’s employment or service is involuntarily terminated without Cause during the 24-month period following a Change of Control:

     (i) all Options, Restricted Stock and Restricted Stock Units outstanding as of the date of such Change of Control shall become fully vested and payable and, if applicable, exercisable, whether or not then vested or exercisable as of such termination of the Participant’s employment or service; and
     (ii) all Performance Awards shall vest at target and be paid pro-rata based on completed days in the performance period, as of the date of Participant’s termination of employment or service.
     (b) Notwithstanding the foregoing, if the Committee reasonably determines, in good faith, prior to the Change of Control that such outstanding Awards will not be assumed as described in (c) below (such assumed Awards being referred to as “Assumed Awards”) by the acquirer, the Awards shall immediately become full vested (at target for Performance Awards) and, if applicable, exercisable and payable. Additionally, in that case, in the event of or in anticipation of the Change of Control, the Committee in its discretion (i) may declare that some or all outstanding Options previously granted under the Plan shall terminate as of the date before or on the Change of Control without any payment to the holder of the Option, provided the Committee gives prior written notice to the Participant of such termination and gives such Participant the right to exercise his or her outstanding Options before such date or (ii) may terminate before or on the Change of Control some or all outstanding Options previously granted under the Plan in consideration of payment to the holder of the Option, with respect to each shares of Common Stock for which the Option is then exercisable, of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to the exercisable portion of the Option over the Option Price. The payment described in (ii) above may be made in any manner the Committee determines, including cash, stock or other property. In the event of or in anticipation of a Change of Control, the Committee in its discretion also may take such action to provide that all Restricted Stock and Restricted Stock Units outstanding shall become fully vested and payable and all Performance Awards shall vest and be payable pro rata as described above. The Committee may take the actions described in this Section 19(b), other than the accelerated vesting which applies to all outstanding Awards, with respect to some or all outstanding Awards or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards.
     (c) Assumed Awards must: (i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change of Control; (ii) provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the original Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (iii) have substantially equivalent economic value to the original Award (determined at the time of the Change of Control).
20. General Provisions.
     (a) This Plan, insofar as it provides for Awards, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Corporation or any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created thereto. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of the Corporation or any Related Corporation.
     (b) Nothing in this Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Awards for proper corporate purposes other than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant Award, or assume such Awards of any person, in connection with any acquisition, purchase, lease, merger, consolidation, reorganization, or otherwise, of all or part of the business or assets of any person, firm, corporation, association or other entity.
     (c) Notwithstanding any other provision hereof, the Committee may grant Awards in substitution for performance shares, incentive awards, stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a key employee or non-employee director of the Corporation or a key employee of a Related Corporation in connection with a transaction described in Section 424(a) of the Code (or which would be so described if the substitution or assumption under that Section had occurred) with the Corporation or a Related Corporation. Notwithstanding any other provisions of this Plan (other than the limitations of Section 5), the terms of such substitute Awards shall be as the Committee, in its discretion, determines is appropriate.
     IN WITNESS WHEREOF, this 2005 Equity Incentive Plan has been executed in behalf of the Corporation as of the ___ day of ___.

INSTEEL INDUSTRIES, INC.

By:

Title:

Attest:

Secretary

[Corporate Seal]

INSTEEL INDUSTRIES, INC.
Notice of Grant of Stock Options
ID: 56-0674867
and Option Agreement
1373 BOGGS DRIVE
MOUNT AIRY,
NORTH CAROLINA 27030

Name	Option Number:
Address	Plan:
ID:
Effective                     , you (the “Optionee”) have been granted an Option to buy                      shares of INSTEEL INDUSTRIES, INC. (the “Corporation”) stock at $                     per share. The Option is intended to be (check appropriate box):
     ☐ A nonqualified stock option.
     ☐ An incentive stock option. However, this Option will be treated as an incentive stock option only to the extent the aggregate Fair Market Value (determined as of the date of grant of this Option) of the shares for which this Option (or any other incentive stock option you receive) becomes exercisable for the first time in any calendar year does not exceed the sum of One Hundred Thousand Dollars ($100,000). Should the aggregate Fair Market Value of the number of shares for which this Option (or any other incentive stock option you receive) first becomes exercisable in any calendar year exceed One Hundred Thousand Dollars ($100,000), then the portion of the Option that covers the excess number of shares will be treated as a nonqualified stock option.
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest

Except as otherwise provided in the attached Stock Option Agreement, an Option (or the portion thereof) that has not become or will be unable to become vested by the date shown above shall expire and be forfeited.

By your signature and the Corporation’s signature below, you and the Corporation agree that these options are granted under and governed by the terms and conditions of the Corporation’s 2005 Equity Incentive Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

INSTEEL INDUSTRIES, INC.	Date

Optionee Signature	Date

2005 EQUITY INCENTIVE PLAN
OF
INSTEEL INDUSTRIES, INC.
Stock Option Agreement

R E C I T A L S :
In furtherance of the purposes of the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended (the “Plan”), and in consideration of the services of the Optionee and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Optionee hereby agree as follows:
     1. Incorporation of Plan. The rights and duties of the Corporation and the Optionee under this Stock Option Agreement (the “Agreement”) shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are expressly incorporated herein by reference and made a part hereof. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
     2. Grant of Option; Term of Option. The Corporation hereby grants to the Optionee pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment or service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and Option (the “Option”) to purchase all or any part of an aggregate of shares (the “shares”) of the common stock (the “Common Stock”) of the Corporation and at a purchase price (the “option price”) per share as set forth on the attached Notice of Grant of Stock Options and Option Agreement. Due to current regulations, some options may be issued as Nonqualified Options. To the extent that any Option is designated as an Incentive Stock Option and such Option does not qualify as an Incentive Stock Option, it shall be treated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before the date set forth on the attached Notice of Grant of Stock Options and Option Agreement.
     3. Exercise of Option. The Option shall become exercisable on the date or dates and subject to such other conditions as are set forth in the Plan and on Notice of Grant of Stock Options and Option Agreement, attached hereto. To the extent that an Option which is exercisable is not exercised, such Option shall accumulate and be exercisable by the Optionee in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Payment of the option price may be made in the form of (i) cash; (ii) shares of Common Stock owned by the Optionee for at least six months at the time of exercise and acceptable to the Administrator; (iii) in the Administrator’s discretion and to the extent permitted by applicable law, delivery of written notice of exercise to the Administrator and delivery to a broker who is selected by the Optionee of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or (iv) any combination of such methods. Upon the Corporation’s receipt of proper notice of exercise of the Option in whole or in part and payment of the option price, the Corporation shall as soon thereafter as practicable deliver to the Optionee a certificate or certificates for the shares purchased. Shares tendered in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. In order to comply with any applicable securities laws, the Corporation may require the Optionee, prior to issuance of the Common Stock pursuant to the exercise of the Option, (i) to furnish evidence satisfactory to the Corporation (including a written and signed representation letter) to the effect that the Common Stock to be acquired will be acquired for investment only and not for resale or distribution and (ii) to agree that the Common Stock shall only be sold by the Optionee following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.
     4. Termination of Employment; Change in Control. Except as otherwise expressly provided in this Section 4, all rights of the Optionee under the Plan with respect to the unexercised portion of his Option (whether or not then vested and exercisable) shall terminate upon termination of the employment of the Optionee with the Corporation or a Related Corporation.
     (a) If the employment of the Optionee is terminated because of death or Disability, the Option shall immediately vest and must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Optionee’s termination date, or (B) the expiration of the Option. In the event of the Optionee’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. In the event of the Optionee’s Disability, such Option may be exercised by the Optionee’s guardian or legal representative.
     (b) If the employment of the Optionee terminates because of Retirement, the Option shall immediately vest and must be exercised, if at all, prior to the earlier of: (A) 90 days following the Participant’s termination date, or (B) the expiration of the Option. For this purpose, Retirement means the Participant’s voluntary termination of employment on or after attaining age 55 and completing ten (10) years of employment with the Corporation or a Related Corporation.
     (c) If the employment of the Optionee is terminated for any reason other than death, Disability, Retirement or Cause, the unvested portion of the Option shall be forfeited and the vested portion must be exercised, if at all, prior to the earlier of: (A) 90 days following the Participant’s termination date, or (B) the expiration of the Option.
     (d) Upon a Change in Control, the provisions of Section 19 of the Plan will apply.
     5. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Optionee to a fractional share, such fractional share shall be disregarded.
     6. No Right of Continued Employment. Nothing contained in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employment or service of the

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Corporation or a Related Corporation or interfere with the right of the Corporation or a Related Corporation to terminate the Optionee’s employment or service at any time.
     7. Nontransferability of Option. The Option shall not be transferable other than by will or the laws of intestate succession. The Option shall be exercisable during the Optionee’s lifetime only by the Optionee or, in case of the Optionee’s Disability, by the Optionee’s guardian or legal representative on the Optionee’s behalf.
     8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Options or any related or similar rights, and the Optionee hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
     9. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.
     10. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.
     11. No Rights as Shareholder. The Optionee or his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such shares have been issued and delivered to him or them.
     12. Withholding. The Optionee acknowledges that the Corporation shall require the Optionee to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Optionee, and the Optionee agrees, as a condition to the grant of the Option, to satisfy such obligations.
     13. Section 409A of the Code. If any provision of the Plan or this Agreement would result in the Optionee becoming subject to any penalty under Section 409(A) of the Code, any rights of the Optionee or authority of the Corporation with respect to the Option shall be automatically modified and limited to the extent necessary to avoid the imposition of such penalty.
     14. Administration. The authority to construe and interpret this Agreement and the Plan and to administer all aspects of the Plan shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

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     15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Optionee, at the Optionee’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.
     16. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     17. Restrictions on Shares. The Corporation may impose such restrictions on any shares issued pursuant to the exercise of the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

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INSTEEL INDUSTRIES, INC.

Notice of Grant of Restricted Stock
ID: 56-0674867
and Restricted Stock Agreement
1373 BOGGS DRIVE
MOUNT AIRY,
NORTH CAROLINA 27030

Name	Restricted Stock Number:
Address	Plan:
ID:
Effective                     , you have been granted an award of                      restricted shares of INSTEEL INDUSTRIES, INC. (the “Corporation”) stock.
Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest

Except as otherwise provided in the attached Restricted Stock Agreement, shares of Restricted Stock that have not become or will be unable to become vested by the date shown above shall expire and be forfeited.
By your signature and the Corporation’s signature below, you and the Corporation agree that these restricted shares are granted under and governed by the terms and conditions of the Corporation’s 2005 Equity Incentive Plan as amended and the Restricted Stock Agreement, all of which are attached and made a part of this document.

INSTEEL INDUSTRIES, INC.	Date

Participant Signature	Date

2005 EQUITY INCENTIVE PLAN
OF
INSTEEL INDUSTRIES, INC.
Restricted Stock Agreement
R E C I T A L S :
     In furtherance of the purposes of the 2005 Equity Incentive Plan of Insteel Industries, Inc., as amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:
     1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are expressly incorporated herein by reference and made a part hereof. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.
     2. Grant of Restricted Stock. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his employment or service to the Corporation, and not in lieu of any salary or other compensation for his services, the shares of the common stock (the “Common Stock”) of the Corporation, subject to the restrictions and other conditions set forth on the attached Notice of Grant of Restricted Stock and Restricted Stock Agreement (the “Restricted Stock”).
     3. Certificates.
     (a) Subject to subsection (b) below, certificates evidencing the Restricted Stock shall be issued by the Corporation and registered in the name of the Participant on the stock transfer books of the Corporation. However, certificates issued with respect to Restricted Stock shall be held by the Corporation in escrow under the terms hereof. Such certificates shall bear the legend set forth in subsection (c) below or such other appropriate legend as the Administrator shall determine, which legend shall be removed only if and when the Restricted Stock vests as provided herein, at which time the certificates shall be delivered to the Participant. As a condition to the issuance of the Restricted Stock, the Participant shall deliver to the Corporation stock powers duly endorsed in blank. Upon the issuance of the Restricted Stock, the Participant shall be entitled to vote the shares of Restricted Stock, and shall be entitled to receive all ordinary dividends paid with respect to the shares of Restricted Stock. The Participant’s right to receive any extraordinary dividends or other distributions with respect to the Restricted Stock prior to their becoming nonforfeitable shall be at the sole discretion of the Administrator, but in the event of any such extraordinary event, the Administrator shall take such action as is appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Stock.

     (b) In order to comply with any applicable securities laws, the Corporation may require the Participant (i) to furnish evidence satisfactory to the Corporation (including a written and signed representation letter) to the effect that the Restricted Stock was acquired for investment only and not for resale or distribution and (ii) to agree that the Restricted Stock shall only be sold by the Participant following registration under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.
     (c) Unless otherwise determined by the Administrator, any certificate issued in respect of the Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend:
“This certificate and the shares of stock represented hereby are subject to the terms and conditions, including the forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the Insteel Industries, Inc. 2005 Equity Incentive Plan and an agreement entered into between the registered owner and the Corporation. Any attempt to dispose of these shares in contravention of the applicable restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.”
     4. Vesting. Subject to Section 5 hereof, the restrictions on transfer of the Restricted Stock shall lapse and the Restricted Stock shall become vested and nonforfeitable as set forth in the Notice of Grant of Restricted Stock. Upon the lapse of restrictions under this Section or Section 5, new certificates evidencing the shares with respect to which the restrictions have lapsed, without the restrictive legend set forth in Section 3(c) above, shall be issued to the Participant or his legal representative, against cancellation of the legended certificates. Each new certificate may bear a legend reflecting any restrictions upon the transferability of such shares imposed by law.
     5. Termination of Employment; Change in Control. Except as otherwise expressly provided in this Section 5 or as determined by the Administrator, all rights of the Participant under the Plan with respect to the unvested portion of the Restricted Stock shall terminate upon termination of the employment of the Participant with the Corporation or a Related Corporation. Restricted Shares that have not vested as of the Participant’s termination shall be forfeited by the Participant to the Corporation without payment of any consideration by the Corporation, and neither the Participant, nor any successor, heir, assign or personal representative of the Participant, shall have any further right to or interest in the Restricted Stock or the certificate or certificates evidencing them. Notwithstanding the foregoing:
     (a) If the employment of the Participant is terminated because of death or Disability, the Restricted Stock shall immediately vest.
     (b) If the employment of the Participant terminates because of Retirement, the Restricted Stock shall immediately vest. For this purpose, Retirement means the Participant’s voluntary termination of employment on or after attaining age 55 and completing ten (10) years of employment with the Corporation or a Related Corporation.

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     (c) Upon a Change in Control, the provisions of Section 19 of the Plan will apply.
     6. No Right of Continued Employment. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a Related Corporation or interfere with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time.
     7. Nontransferability of Restricted Stock. The Restricted Stock shall not be transferable until it has become vested.
     8. Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.
     9. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Restricted Stock or any related or similar rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.
     10. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state.
     11. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.
     12. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Restricted Stock, to satisfy such obligations.
     13. Section 409A of the Code. If any provision of the Plan or this Agreement would result in the Participant becoming subject to any penalty under Section 409(A) of the Code, any rights of the Participant or authority of the Corporation with respect to the Restricted Stock shall be automatically modified and limited to the extent necessary to avoid the imposition of such penalty.
     14. Administration. The authority to construe and interpret this Agreement and the Plan and to administer all aspects of the Plan shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

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     15. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.
     16. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     17. Other Restrictions. The Corporation may impose such restrictions on the vesting of the Restricted Stock as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to vest or deliver the Restricted Stock, to make any other distribution of benefits, or to take any other action, unless such vesting, delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act).

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